Exhibit 10.4
Form SB-2/A
Ogden Golf Co. Corporation

                                 PROMISSORY NOTE


Amount: $9,000.00                                           Date: March 31, 2004
Principal Amount

     FOR VALUE RECEIVED, Paul Larsen (hereinafter referred to as "Maker"), promises to pay to the order of Ogden Golf Co. Corporation at 1781 Washington Boulevard, Ogden, UT 84401 (hereinafter referred to as "Payee"), the sum of Nine Thousand Dollars ($9,000.00) together with interest thereon until this Promissory Note is paid in full.

                                  PAYMENT TERMS

     This Note, together with accrued interest thereon, is payable in full on March 31, 2005. Interest shall accrue on the unpaid principal balance at the rate of five percent (5%) per annum commencing on April 1, 2004. All payments shall be made to the order of Payee at the address set forth above or at such other place as the holder shall from time to time designate. Any payments on account of principal and interest shall be applied first to accrued but unpaid interest and the remainder thereof shall be applied to principal.

                                   PREPAYMENT

     Maker shall have the privilege of prepaying principal in whole or in part at any time, and such prepayments made by made without penalty or premium. No partial prepayment shall postpone or interrupt payments of future payments of principal and interest which shall continue to be due and payable as agreed hereinabove.

                                EVENTS OF DEFAULT

     The occurrence of any of the following events with respect to Maker shall constitute a default hereunder: (a) if any payment of principal or interest due and payable under this Promissory Note shall not be paid when due, and shall continue unpaid for a period of fifteen (15) days following notice thereof; or
(b) if Maker shall be unable to pay its debts as they become due, or shall become insolvent, or shall voluntarily suspend transaction of business or operations; or (c) if Maker shall make an assignment for the benefit of creditors, or file a voluntary petition under the Bankruptcy Code, as amended, or any other Federal or State insolvency law or apply for or consent to the appointment of a receiver, trustee or custodian of all or a part of its property; or (d) if Maker shall file an answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it under the Bankruptcy Code, as amended, or any other Federal or State insolvency law, or shall fail to have such a petition dismissed within thirty (30) days after its filing.



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                                ACCELERATION AND
                                 OTHER REMEDIES

     Upon the occurrence of an event of default hereunder, the entire unpaid amount of principal and interest hereunder owing to Payee by Maker shall, at the option of Payee or any other holder hereof, become immediately due and payable without notice or demand. In addition, upon the occurrence of an event of default hereunder, Payee shall have all rights and remedies provided under the Uniform Commercial Code as in effect from time to time in the State of Utah and all other applicable laws and shall be deemed to have exercised the same immediately without notice or further action.

                          WAIVERS AND COLLECTION COSTS

     Presentment for payment for acceptance, demand and protest, and notice of dishonor of payment or acceptance, notice of protest and notice of any renewal, extension, modification or change of time, manner, place or terms of payment, are hereby waived by Maker or any endorsers, sureties, and guarantors hereof. Any failure or delay to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Payee of a breach or default of any provisions of this Promissory Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

     Maker shall pay Payee for all costs and expenses, including reasonable costs and attorneys' fees paid or incurred by Payee to enforce the provisions hereof and collect Maker's obligations hereunder.

                                OTHER PROVISIONS

     This Promissory Note shall be construed according to, and shall be governed by, the laws of the State of Utah. The provisions of this Promissory Note shall be deemed severable, so that if any provision hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Promissory Note shall continue in full force and effect. This Promissory Note may be amended only by a writing signed on behalf of each party.

     This Promissory Note shall be binding upon the successors and assigns of Maker, and shall inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of Payee or any other holder hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed, sealed and delivered this Promissory Note the day and year first above written.


                                          By    /s/ Paul Larsen
                                                Paul Larsen

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